Exhibit 99.1 200 E. Randolph Street Suite 7700 Chicago, Illinois 60601‑7702 (312) 274-2000

Media Contacts:

Vance C. Johnston
Chief Financial Officer
(312) 521-8409
vjohnston@spplus.com

FOR IMMEDIATE RELEASE

SP PLUS CORPORATION ANNOUNCES SALE OF JOINT VENTURE INTEREST IN PARKMOBILE

CHICAGO, January 16, 2018 - SP Plus Corporation (Nasdaq:SP) (“SP+”), a leading national provider of parking, ground transportation and related products and services to commercial, institutional and municipal clients throughout North America, today announced that it has sold its joint venture interest in Parkmobile, LLC (“Parkmobile”), which SP+ acquired on October 31, 2014, to its joint venture partner Parkmobile USA, Inc. The transaction will provide SP+ with greater flexibility to partner with various technology providers in a rapidly evolving sector while at the same time enabling SP+ to continue using Parkmobile as a backend transaction engine and payment processor for certain online channels. SP+ expects to realize a first quarter 2018 gain (before income tax expense) of approximately $9 - $11 million from the transaction. G Marc Baumann, President and CEO of SP+, said, “We value the successful joint venture relationship we have had with Parkmobile over these past three years, and look forward to our ongoing commercial relationship with Parkmobile as SP+ expands its service offering to clients through an expanded array of on-line channel partners.”

About SP+
SP+ provides professional parking management, ground transportation, facility maintenance, security, and event logistics services to property owners and managers in all markets of the real estate industry. The Company has more than 22,000 employees and operates approximately 3,600 facilities with 2.0 million parking spaces in hundreds of cities across North America, including parking-related and shuttle bus operations serving more than 70 airports. SP+ is one of the premier valet operators in the nation with more four and five diamond luxury properties, including hotels and resorts, than any other valet competitor. The Company's ground transportation division transports approximately 42 million passengers each year; its facility maintenance division operates in dozens of U.S. cities; and it provides a wide range of event logistics services. For more information, visit www.spplus.com.

You should not construe the information on that website to be a part of this release. SP Plus Corporation’s annual reports filed on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K are available on the Internet at www.sec.gov and can also be accessed through the Investor Relations section of the SP+ website.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding expectations, beliefs, plans, intentions and strategies of the Company. The Company has tried to identify these statements by using words such as "expects to realize," "looks forward to," "will" and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. These forward-looking statements are made based on management's expectations and beliefs concerning future events affecting the Company and are subject to uncertainties and factors relating to operations and the business environment, all of which are difficult to predict and many of which are beyond management's control. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors.

For a detailed discussion of factors that could affect the Company's future operating results, please see the Company's filings with the Securities and Exchange Commission, including the disclosures under "Risk Factors" in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.
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